Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 15, 2013 relating to the financial statements of PuraMed BioScience, Inc. (the Company) included in its Annual Report (Form 10-K) for the year ended June 30, 2013, filed with the Securities and Exchange Commission.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Tanner LLC

Salt Lake City, Utah
May 2, 2014